UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2015
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other jurisdiction of incorporation)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 6, 2013, Mesa Laboratories, Inc. (the “Company”) entered into and closed an asset acquisition agreement (the “Agreement”) with Amega Scientific Corporation (“Amega”) whereby it acquired substantially all of the assets and certain liabilities of Amega’s business which provides continuous monitoring systems to regulated industries. The purchase price for the acquired assets was $12,268,000, consisting of a cash payment of $11,268,000 at closing and a $1,000,000 holdback amount that was required to be settled no later than November 6, 2014, pursuant to the terms of the Agreement. In addition, the Agreement provided for contingent consideration of up to $10,000,000 based on the cumulative three year revenues of the Company’s continuous monitoring business.

In November 2014, Amega and its owner Anthony Amato (“Amato”) filed a complaint (Anthony Amato and Amega Scientific Corporation v. Mesa Laboratories, Inc., Civil Action No. 1:14-cv-03228) in the United States District Court for the district of Colorado asserting, among other items, that our termination of Amato as an employee impacted his ability to maximize the potential consideration payable under the Amega Earn-Out and to exercise stock options that failed to vest. The plaintiff was seeking an immediate maximum payout of $10,000,000 under the Amega Earn-Out, the immediate acceleration of the 10,000 stock options granted Amato upon his initial employment along with other consequential damages in excess of $500,000, lost future earnings and punitive damages. In addition, Amato alleged that we improperly withheld $704,065.86 from the holdback consideration under the Amega Acquisition Agreement. In January 2015 we filed a motion to dismiss the complaint with prejudice.

In October 2015, we entered into a settlement agreement (the “Amato Settlement”) whereby we paid Amato $3,165,000. In exchange, Amato agreed to dismiss the complaint, release Mesa of any and all claims by Amega and Amato, and relieve us of any future payment obligations under the Amega Earn-Out. Insurance covered $415,000 of the settlement payment while we had $1,041,000 accrued on our condensed consolidated balance sheet remaining from the original hold back and contingent consideration payable. The remaining $1,709,000 will be recorded as general and administrative expense in our forthcoming condensed consolidated statements of income for the three and six months ended September 30, 2015.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

99.1 Press release dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 28, 2015	Mesa Laboratories, Inc. ( Registrant) /s/ John J. Sullivan BY: John J. Sullivan, President and Chief Executive Officer